EXHIBIT 4.5


                                                Income Distribution Agreement

                                  CONFIRMATION

From:    Claymore MACROshares Oil Up Holding Trust

To:      Claymore MACROshares Oil Down Holding Trust

Date:    November 24, 2006

Re:      Income Distribution Agreement
_______________________________________________________________________________

Ladies and Gentlemen:

         This letter agreement (this "Confirmation") is intended to confirm the terms and conditions of the transaction (the "Transaction") entered into between us on the Trade Date set forth below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. Any capitalized terms used but not defined herein or in the Definitions shall have the meanings set forth in the Down-MACRO Holding Trust Agreement (the "Down-MACRO Holding Trust Agreement") or the Up-MACRO Holding Trust Agreement (the "Up-MACRO Holding Trust Agreement"), each dated as of November 24, 2006, among MACRO Securities Depositor, LLC, Investors Bank & Trust Company, as Trustee, Claymore Securities, Inc., as Administrative Agent and a Marketing Agent, and MACRO Financial, LLC, as a Marketing Agent. In the event of any inconsistency between any such definitions and provisions and this Confirmation, this Confirmation will govern.

         This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement (Multicurrency-Cross Border) dated as of November 24, 2006, as amended and supplemented from time to time (the "Agreement"), between the Claymore MACROshares Oil Up Holding Trust (the "Up- MACRO Holding Trust") and the Claymore MACROshares Oil Down Holding Trust (the "Down- MACRO Holding Trust"). All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:                                November 24, 2006

Effective Date:                            November 24, 2006

Termination                                Date: The earlier of (i) the
                                           Distribution Payment Date occurring
                                           in January of 2027, which follows
                                           the Final Scheduled Termination
                                           Date, and (ii) an Early Termination
                                           Date (as used herein having the
                                           meaning set forth in the Up-MACRO
                                           Holding Trust Agreement and the
                                           Down-MACRO Holding Trust Agreement).

Distribution Dates:                        The second Business Day preceding
                                           each Record Date.

Distribution Payment Dates:                The third Business Day of the month
                                           immediately following the month in
                                           which the related Distribution Date
                                           occurred.

Record Dates:                              The last Business Day of each March,
                                           June, September and December of each
                                           year, commencing in December of
                                           2006.

Income Distribution Payments and
Income Distribution Payment Payer:         With respect to any Distribution
                                           Date, if the Down-MACRO Earned
                                           Income Accrual for the preceding
                                           Calculation Period is less than the
                                           Down-MACRO Available Income for such
                                           Calculation Period, the Down-MACRO
                                           Holding Trust will pay the
                                           Down-MACRO Income Distribution
                                           Payment to the Up-MACRO Holding
                                           Trust on the related Distribution
                                           Payment Date. If the Up-MACRO Earned
                                           Income Accrual for the preceding
                                           Calculation Period is less than the
                                           Up-MACRO Available Income for such
                                           Calculation Period, the Up-MACRO
                                           Holding Trust will pay the Up-MACRO
                                           Income Distribution Payment to the
                                           Down-MACRO Holding Trust on the
                                           related Distribution Payment Date.

Down-MACRO
Income Distribution Payment:               With respect to any Distribution
                                           Date, an amount equal to the positive
                                           difference between the Down-MACRO
                                           Available Income for the preceding
                                           Calculation Period and the Down-MACRO
                                           Earned Income Accrual for the
                                           preceding Calculation Period.

Up-MACRO
Income Distribution Payment:               With respect to any Distribution
                                           Date, an amount equal to the positive
                                           difference between the Up-MACRO
                                           Available Income for the preceding
                                           Calculation Period and the Up-MACRO
                                           Earned Income Accrual for the
                                           preceding Calculation Period.

Available Income and
Earned  Income Accrual:                    With respect to any Calculation
                                           Period, the Up-MACRO Available Income
                                           and Down-MACRO Available Income, and
                                           the Up-MACRO Earned Income Accrual
                                           and Down-MACRO Earned Income Accrual,
                                           have the respective meanings in the
                                           Up-MACRO Holding Trust Agreement and
                                           the Down-MACRO Holding Trust
                                           Agreement.

Starting Level:                            The Starting Level will be as
                                           specified in the Up-MACRO Holding
                                           Trust Agreement and the Down-MACRO
                                           Trust Agreement.

Ending Level:                              With respect to any Price
                                           Determination Day, the Applicable
                                           Reference Price of Crude Oil on such
                                           Price Determination Day.

Applicable Reference
Price of Crude Oil:                        Has the meaning set forth in the
                                           Up-MACRO Holding Trust Agreement and
                                           the Down-MACRO Holding Trust
                                           Agreement.

Price Determination Day:                   Has the meaning set forth in the
                                           Up-MACRO Holding Trust Agreement and
                                           the Down-MACRO Holding Trust
                                           Agreement.

Calculation Period:                        Has the meaning set forth in the
                                           Up-MACRO Holding Trust Agreement and
                                           the Down-MACRO Holding Trust
                                           Agreement.

Business Day:                              New York

Calculation Agent:                         The Administrative Agent



Early Termination:
-----------------

With respect to any Early Termination Date (as defined in the Down-MACRO Holding Trust Agreement and the Up-MACRO Holding Trust Agreement), no payment (other than payments already due and paid).

3. Tax Treatment.
   -------------

The parties hereto intend to treat this Confirmation, as governed by the Agreement, as a notional principal contract (within the meaning of Treas. Reg.
Section 1.446-3) for U.S. federal, state, and local income tax purposes.

4. Account Details:
   ---------------

Account(s) for payments to Up-MACRO Holding Trust:



Account(s) for payments to Down-MACRO Holding Trust:

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                    Yours sincerely,

                                    CLAYMORE MACROSHARES OIL UP
                                    HOLDING TRUST

                                    By:  Investors Bank & Trust Company,
                                    not in its individual capacity but solely as
                                    Up-MACRO Holding Trustee


                                    By:   /S/  Michael F. Rogers
                                        -----------------------------------
                                        Name:   Michael F. Rogers
                                        Title:  President

Confirmed as of the date
first above written:

CLAYMORE MACROSHARES OIL DOWN HOLDING TRUST

By:  Investors Bank & Trust Company,
not in its individual capacity but solely as
Down-MACRO Holding Trustee


By:    /S/  Michael F. Rogers
     ---------------------------------------
     Name:   Michael F. Rogers
     Title:  President